Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

RiverNorth Managed Duration Municipal Income Fund II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	87-1387140
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

433 West Van Buren Street, 1150-E, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- [   ]

Securities Act registration statement file number to which this form relates: 333-257627

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock $0.0001 par value per share	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of common stock, $0.0001 par value per share (the “Shares”), of RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Registrant”). An application for listing of the Shares has been filed with the New York Stock Exchange LLC. A description of the Shares is contained under the caption “Description of the Common Shares” in the Preliminary Prospectus, which is a part of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (Registration Nos. 333-257627 and 811-23713), filed with the Securities and Exchange Commission on January 24, 2022. Such description is incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RiverNorth Managed Duration Municipal Income Fund II, Inc.

By:	/s/ Marcus L. Collins
Marcus L. Collins, Secretary

January 26, 2022